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UNUM CORPORATION AND SUBSIDIARIES
FORM 10-Q
SEPTEMBER 30, 1996

EXHIBIT 15



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549


We are aware that our report dated October 23, 1996, on our review of interim financial information of UNUM Corporation for the three-month and nine-month periods ended September 30, 1996 and 1995, and included in the Company's quarterly report on Form 10-Q for the quarters then ended is incorporated by reference in the following Registration Statements:

  o Form S-8 No. 33-31270 pertaining to the UNUM Employees Retirement Savings Plan and Trust

  o  Form S-8 No. 33-19090 pertaining to the 1987 Executive Stock Option
      Plan

  o  Form S-8 No. 33-38225 pertaining to the 1990 Long-Term Stock
      Incentive Plan

  o  Form S-8 No. 33-52741 pertaining to the 1990 Long-Term Stock
      Incentive Plan

  o  Form S-3 No. 33-36873

  o  Form S-3 No. 33-69132

  o Form S-8 No. 33-60124 pertaining to the Colonial Companies, Inc. Security Saver Plan

  o Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 No. 33-55870

  o  Form S-3 No. 333-08187

Pursuant to Rule 436 (c) under the Securities Act of 1933, this report should not be considered a part of the registration statements prepared or certified by accountants within the meaning of Sections 7 and 11 of that Act.


/s/ COOPERS & LYBRAND L.L.P.